STOCK OPTION AGREEMENT
                             ----------------------

                        FOR STOCK OPTIONS PURSUANT TO THE
                            TF FINANCIAL CORPORATION
                        1996 DIRECTORS STOCK OPTION PLAN



     STOCK OPTIONS for a total of shares ___________ of Common Stock, par value $.10 per share, of TF Financial Corporation (the "Company") is hereby granted to ___________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 1996 Directors Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $14.75 for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercise of Option.

                  (a) Date of Exercisability. This Option shall be exercisable immediately upon the date of grant in accordance with provisions of the Plan. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant, except in the event of the death or disability of the Optionee.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

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                            (iv) Be  in  writing  and  delivered in person or by
         certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Dividend Equivalent Rights. The Stock Options represented by this Agreement shall include the right of the Optionee to receive payment of dividend equivalent rights. Such rights shall provide that upon the payment of a cash dividend on the Common Stock, the holder of such Options shall receive payment of cash in an amount equivalent to the cash dividend payable as if such Options had been exercised and such Common Stock held as of the dividend record date. Such rights shall expire upon the expiration or exercise of such underlying Options. Such rights are non-transferable and shall attach to Options represented by this Agreement whether or not such Options are immediately exercisable.

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         6. Related  Matters.  Notwithstanding  anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                             TF Financial Corporation




Date of Grant:  May 21, 1996                 By:   /s/John R. Stranford
                                                   -----------------------------
                                                   John R. Stranford,
                                                   President


Attest:





[SEAL]

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